                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
                        PRO FORMA UNAUDITED CONDENSED
                           STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                AND FOR THE THREE MONTHS ENDED MARCH 31, 1996


   The following pro forma condensed statements of operations reflect the acquisitions of the Pelham Enterprises, Inc., Hiland Park Golf Course, RFC Enterprises, Inc., Upper Hembree Partners, L.P., The Practice Tee, Inc ("TPT"), Golf Masters Limited Partnership and Air Dome Limited Partnership (collectively, "Valley View"), Owls' Creek Golf Center, Inc., ("Virginia Beach"), Flemington Golf and Sports Center, LLC ("Flemington") and associated land, 202 Golf Associates Inc., ("Yorktown") (collectively, the "Acquired Companies") acquired during 1995 and 1996 as if the Acquired Companies had been acquired on January 1, 1995. The acquisitions of the Acquired Companies except TPT have been accounted for as purchases in accordance with Accounting Principles Board Opinion No. 16. Since TPT has been acquired from related parties, the acquisition has been recorded using historical basis. In the opinion of management of the Company, all adjustments necessary to present fairly such pro forma statements of operations have been made.

   These pro forma condensed statements of operations should be read in conjunction with the notes thereto, the financial statements of the Company and the Acquired Companies and the related notes thereto, each included elsewhere in this filing. The pro forma condensed statements of operations are not necessarily indicative of what the actual results of operations would have been had the transactions occurred at January 1, 1995, or January 1, 1996 nor do they purport to indicate the results of future operations.

                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
            PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         ACQUIRED COMPANIES
                                                ------------------------------------------------------------------
                                                       PELHAM        HILAND PARK                     UPPER HEMBREE
                                          THE       ENTERPRISES,         GOLF      RFC ENTERPRISES     PARTNERS,
                                        COMPANY       INC.(a)         COURSE(a)        INC.(a)          L.P.(a)
                                       -------  ------------------  ------------  ---------------  ---------------
Operating revenues ...................  $ 9,795         $117            $ 100           $363             $386
Merchandise sales ....................    2,637          150               17
                                       -------  ------------------  ------------  ---------------  ---------------
 Total revenue .......................   12,432          267              117            363              386
                                       -------  ------------------  ------------  ---------------  ---------------
Operating expenses ...................    6,614           87              297            234              317
Cost of merchandise
 sold ................................    1,779          111              152
Selling, general and administrative
 expenses ............................    1,242           39               44            110               46
                                       -------  ------------------  ------------  ---------------  ---------------
Operating income (loss) ..............    2,797           30             (376)            19               23
Interest expense .....................      939           16                              61              112
Other (income) expense ...............      (66)                                                           (6)
                                       -------  ------------------  ------------  ---------------  ---------------
Income (loss) before income taxes and
 extraordinary item ..................    1,924           14             (376)           (42)             (83)
Income tax (benefit) expense .........      669
                                       -------  ------------------  ------------  ---------------  ---------------
INCOME (LOSS) before extraordinary
 item ................................  $ 1,255         $ 14            $(376)          $(42)            $(83)
                                       =======  ==================  ============  ===============  ===============
Income (loss) per share before
 extraordinary item ..................  $  0.24
                                       =======
Weighted average shares outstanding  .    5,271
                                       =======

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                VALLEY  VIRGINIA                           PRO FORMA
                                        TPT(a) VIEW(a)  BEACH(b) FLEMINGTON(b) YORKTOWN(b) ADJUSTMENTS PRO FORMA
                                       ------  ------  --------  -----------  ---------  -----------  ---------
Operating revenues ...................  $ 244   $ 668     $616      $   501      $ 388                  $13,178
Merchandise sales ....................             44       92                                            2,940
                                       ------  ------  --------  -----------  ---------  -----------  ---------
 Total revenue .......................    244     712      708          501        388                   16,118
                                       ------  ------  --------  -----------  ---------  -----------  ---------
Operating expenses ...................     86     395      404          900        393      $  (171)(A)   9,556
Cost of merchandise
 sold ................................             36       72                                            2,150
Selling, general and administrative
 expenses ............................    264     404      119                     101           35 (A)   2,404
                                       ------  ------  --------  -----------  ---------  -----------  ---------
Operating income (loss) ..............   (106)   (123)     113         (399)      (106)         136       2,008
Interest expense .....................      3      34      192          128        164         (156)      1,805
Other (income) expense ...............     (1)     (2)       2        2,448                  (2,448)(A)     (73)
                                       ------  ------  --------  -----------  ---------  -----------  ---------
Income (loss) before income taxes and
 extraordinary item ..................   (108)   (155)     (81)      (2,975)      (270)       2,428         276
Income tax (benefit) expense .........      1                                                   570         100
                                       ------  ------  --------  -----------  ---------  -----------  ---------
INCOME (LOSS) before extraordinary
 item ................................  $(109)  $(155)     (81)      (2,975)      (270)       1,858         176
                                       ======  ======  ========  ===========  =========  ===========  =========
Income (loss) per share before
 extraordinary item ..................                                                                     0.03
                                                                                                      =========
Weighted average shares outstanding ..                                                          366 (C)   5,637
                                                                                         ===========  =========

---------------
(a) Represents operations from January 1, 1995 through date of acquisition.

(b) Represents operations for the year ended December 31, 1995.

                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
        NOTES TO PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS

                         YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

(A) Expense adjustments for the period ended December 31, 1995 to reflect the acquisition of the Acquired Companies as if the acquisitions had taken place at January 1, 1995:

                                                                                                  IMPAIRMENT
                                                    INTEREST      DEPRECIATION    AMORTIZATION   IN VALUE OF
            COMPANY               DATE ACQUIRED   ADJUSTMENT(1)    ADJUSTMENT     OF GOODWILL       ASSETS
------------------------------  ---------------  -------------  --------------  --------------  ------------
Pelham Enterprises, Inc.  .....       April 1995      $ (30)         $  12
Hiland Park Golf Course  ......         May 1995       (212)            14
RFC Enterprises, Inc. .........      August 1995          9            (33)            8
Upper Hembree Partners, L.P.  .      August 1995         (4)          (108)
TPT ...........................    November 1995         26
Valley View ...................    November 1995                       (56)
Virginia Beach ................       March 1996         12                           22
Flemington ....................       March 1996         39                                        (2,448)
Yorktown ......................       April 1996          4                            5
                                                 -------------  --------------  --------------  ------------
                                                     $(156)          $(171)          $35          $(2,448)
                                                 =============  ==============  ==============  ============

    ---------------
    (1) Assumes average rate of borrowing at 10%.

(B) To reflect the income tax effect arising from the losses of the Acquired Companies.

(C)     To reflect the issuance of common stock for the Acquired Companies.

                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
            PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED MARCH 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              ACQUIRED COMPANIES
                                                --------------------------------------------
                                         THE      VIRGINIA BEACH                                 PRO FORMA
                                       COMPANY         (a)         FLEMINGTON (a)   YORKTOWN    ADJUSTMENTS
                                     ---------  ----------------  --------------  ----------  -------------
Operating revenues .................    2,691           35               --            74            --
Merchandise sales ..................      671            2               --            --            --
                                     ---------  ----------------  --------------  ----------  -------------
 Total revenue .....................    3,362           37               --            74            --
Operating expenses .................    2,252           39               25            88             9
Cost of merchandise sold ...........      457            2               --            --
Selling, general and administrative
 expenses ..........................      643           27               --            22
                                     ---------  ----------------  --------------  ----------  -------------
Operating income (loss) ............       10          (31)             (25)          (36)            9
Interest expense ...................      100           34               --            26           (60)

Other (income) expense .............     (197)          14               --            (3)           21
                                     ---------  ----------------  --------------  ----------  -------------
Income (loss) before income taxes  .      107          (79)             (25)          (59)          (30)
Income tax (benefit) expense  ......       38           --               --                         (47)
                                     ---------  ----------------  --------------  ----------  -------------
NET INCOME (LOSS) ..................       69          (79)             (25)          (59)           77
Net income (loss) per share  .......     0.01
Weighted average shares outstanding     8,648                                                       131

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        PRO FORMA
                                     --------------
Operating revenues .................      2,800
Merchandise sales ..................        673
                                     --------------
 Total revenue .....................      3,473
Operating expenses .................      2,413
Cost of merchandise sold ...........        459
Selling, general and administrative
 expenses ..........................        692
                                     --------------
Operating income (loss) ............        (91)
Interest expense ...................        100

Other (income) expense .............       (165)
                                     --------------
Income (loss) before income taxes  .        (26)
Income tax (benefit) expense  ......         (9)
                                     --------------
NET INCOME (LOSS) ..................        (17)
Net income (loss) per share  .......       0.00
Weighted average shares outstanding       8,779

---------------
(a)    Represents operations from January 1, 1996 through date of acquisition.

                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
        NOTES TO PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED MARCH 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

(A) Expense adjustments for the period ended March 31, 1996 to reflect the acquisition of the Acquired Companies as if the acquisitions had taken place at January 1, 1996:

                     DATE        INTEREST      DEPRECIATION    OTHER      OTHER
   COMPANY(1)      ACQUIRED    ADJUSTMENT(1)    ADJUSTMENT     INCOME    EXPENSE
--------------  ------------  -------------  --------------  --------  ---------
Virginia Beach    March 1996       $(34)           $ 9          $15       $(14)
Flemington ....   March 1996         --             --           --         --
Yorktown ......   April 1996        (26)            --          $20         --
                              -------------  --------------  --------  ---------
                                   $(60)           $ 9          $35       $(14)
                              =============  ==============  ========  =========

          ---------------
          (1) Assumes average rate of borrowing at 10%.

(B) To reflect the income tax benefit arising from the losses of the Acquired Companies.

(C)    To reflect the issuance of common stock for the Acquired Companies.